    As filed with the Securities and Exchange Commission on September 5, 2001


                                                      Registration No. 333-67218
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-11


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                        MACQUARIE SECURITISATION LIMITED
                              (ABN 16 003 297 336)
      (Exact name of registrant as specified in its governing instruments)

                            -------------------------

                                    LEVEL 23
                                 20 BOND STREET
                                SYDNEY NSW, 2000
                                    AUSTRALIA
                         TELEPHONE: (011) 612 8232 6090

 (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                                AGENT FOR SERVICE

                          MACQUARIE EQUITIES (USA) INC.
                              ATTN.: DIANA BERGHERR
                               COMPLIANCE DIRECTOR
                                600 FIFTH AVENUE
                                    LEVEL 22
                            NEW YORK, NEW YORK 10020
                            TELEPHONE: (212) 548-2542

 (Name, address, including zip code and telephone number, including area code, of agent for service)

                           ---------------------------

                                 WITH A COPY TO:

         BEVAN RICHARDSON                                  DIANE CITRON, ESQ.
 MACQUARIE SECURITISATION LIMITED                        MAYER, BROWN & PLATT
     LEVEL 23, 20 BOND STREET                               1675 BROADWAY
    SYDNEY NSW 2000, AUSTRALIA                         NEW YORK, NEW YORK 10019

                             -----------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.


       IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]



       IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]


       IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]


       IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 CHECK THE FOLLOWING BOX. [ ]



                                               CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
               TITLE OF EACH CLASS OF               AMOUNT TO BE      OFFERING PRICE          AGGREGATE         REGISTRATION
             SECURITIES TO BE REGISTERED             REGISTERED          PER UNIT         OFFERING PRICE(1)        FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
Class A Mortgage Backed Floating Rate Notes ....   $1,158,000,000          100%             $1,158,000,000      $289,500.00
Class B Mortgage Backed Floating Rate Notes ....     $42,000,000           100%              $42,000,000         $10,500.00
Total Mortgage Backed Floating Rate Notes ......   $1,200,000,000           --              $1,200,000,000      $300,000.00
--------------------------------------------------------------------------------------------------------------------------------

(1)    Estimated for the purpose of calculating the registration fee.


(2)    A total of $300,000 previously paid with previous filings.


       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions are set forth below. All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the notes. All estimates in the table below which relate to estimated fees to be paid in Australian dollars have been converted to United States dollars using a rate of US$0.5130=A$1.00, which was the noon buying rate in New York City for cable transfers in Australian dollars certified for customs purposes by the Federal Reserve Bank of New York on August 10, 2001.


     SEC Registration Fee ....................................    $  300,000
     Printing and Engraving ..................................    $   80,000
     Legal Fees and Expenses .................................    $  680,000
     Trustee Fees and Expenses ...............................    $   10,000
     Rating Agency Fees ......................................    $  220,000
     Accounting Fees & Expenses ..............................    $   50,000
     Miscellaneous ...........................................    $   10,000
                                                                  ----------
            Total ............................................    $1,350,000
                                                                  ==========


ITEM 32. SALES TO SPECIAL PARTIES.

       None.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

       The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities Act:

       The registrant was incorporated on May 13, 1987. One hundred fully paid shares of A$1 each were issued to Macquarie Bank Limited on June 17, 1991, and 49,900 fully paid shares of A$1 each were issued to Macquarie Bank Limited on May 22, 1992.


ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Pursuant to Clause 42(1) of the Constitution of the registrant, the registrant generally indemnifies every person who is or has been a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, against (i) every liability incurred by that person in that capacity (except any liability for legal costs), and (ii) all legal costs incurred by that person in defending any legal proceedings related to that person's capacity as a director or secretary in which judgment is given in that person's favor, or in which the person is acquitted, unless the liability is owed to the registrant or an affiliate of the registrant or the liability did not arise out of conduct taken in good faith. The registrant will not indemnify a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, for legal costs incurred by that person in defending against proceedings commenced by the Australian Securities and Investments Commission or a liquidator for a court order.

       In addition, pursuant to Clause 42(2) of the Constitution of the registrant, the registrant may pay or agree to pay an insurance premium to insure a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, against any liability for legal costs incurred by the person in that capacity, unless the liability arises out of conduct involving a willful breach of that person's duty to the registrant.

       However, the right of indemnity against the registrant and the right to recovery under any insurance contract may, in certain circumstances, be limited by the provisions of the Australian Corporations Act of 2001.

       The underwriting agreement will provide that the underwriters will indemnify the registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933, relating to certain information provided or actions taken by the underwriters.

       Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



     1.1  Form of Underwriting Agreement.*


     3.1  Constitution of Registrant.*

     4.1  Master Trust Deed.*

     4.2  Form of Sub-Fund Notice.*

     4.3  Form of Security Trust Deed.*

     4.4  Form of Note Trust Deed.*

     4.5  Form of Note Terms and Conditions.*

     4.6  Form of Agency Agreement.*


     5.1  Opinion of Mayer, Brown & Platt as to legality of the Notes.*


     5.2  Opinion of Mallesons Stephen Jaques as to legality of the Notes.


     8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).*


     8.2  Opinion of Clayton Utz as to certain tax matters.

    10.1 Interest Rate Swap with Deutsche Bank AG, Sydney Branch (ISDA Master Agreement, Schedule and form of Confirmation)*

    10.2 Interest Rate Swap with Morgan Guaranty Trust Company of New York, London Office (ISDA Master Agreement, Schedule and form of Confirmation)*

    10.3 Interest Rate Swap with UBS Australia Limited (ISDA Master Agreement, Schedule and form of Confirmation)*

    10.4 Interest Rate Swap with Commonwealth Bank of Australia (ISDA Master Agreement, Schedule and form of Confirmation)*

    10.5  Form of the Currency Swap.*


    10.6  Form of Redraw Facility Agreement.*


    10.7  Restated Management Deed.*

    23.1  Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*


    23.2  Consent of Clayton Utz (included in Exhibit 8.2 hereof).*

    23.3 Consent of Mallesons Stephen Jaques (included in Exhibit 99.2 hereof).*


    24.1  Power of Attorney.*


    25.1  Statement of Eligibility of Note Trustee.*

    99.1 Opinion of Clayton Utz as to Enforceability of U.S. Judgments against the Manager under Australian Law.*

    99.2 Opinion of Mallesons Stephen Jaques as to Enforceability of U.S. Judgments against the Issuer Trustee under Australian Law.*

          * Previously filed.


ITEM 37. UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 5th day of September, 2001.




                                          Macquarie Securitisation Limited


                                         By:    /s/ Diana E. Bergherr
                                             ------------------------------
                                         Name:   Diana E. Bergherr
                                         Title:     Attorney-in-fact


   Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed, for and on behalf of Macquarie Securitisation Limited, by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                              DATE
          ---------                        -----                              ----

* ________________________         Anthony Peter Gill
                                   Managing Director
                                   (Principal Executive Officer)      September 5, 2001

* ________________________         Philip Jack Richards
                                   Treasurer and Director
                                   Principal Financial Officer        September 5, 2001

* ________________________         Patrick Tuttle
                                   Principal Accounting Officer       September 5, 2001

* ________________________         Frank Nicolas Ganis
                                   Director                           September 5, 2001


* /s/ Diana E. Bergherr
  -----------------------
    By: Diana E. Bergherr

Attorney-in-fact pursuant to a power
of attorney filed as Exhibit 24.1 to this Registration Statement

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE


   Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Pre-Effective Amendment No. 2 to the Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).


                                               MACQUARIE EQUITIES (USA) INC.


                                              By:      /s/ Diana E/ Bergherr
                                              Name:    Diana E. Bergherr
                                              Title:   Compliance Director
                                              Address: 600 Fifth Avenue
                                                       Level 22
                                                       New York, New York 10020
                                                       (212) 548-2542

                                 EXHIBITS INDEX


   EXHIBIT
     NO.      DESCRIPTION OF EXHIBIT
              ----------------------


      1.1     Form of Underwriting Agreement.*


      3.1     Constitution of the Registrant.*

      4.1     Master Trust Deed.*

      4.2     Form of Sub-Fund Notice.*

      4.3     Form of Security Trust Deed.*

      4.4     Form of Note Trust Deed.*

      4.5     Form of Note Terms and Conditions.*

      4.6     Form of Agency Agreement.*


      5.1     Opinion of Mayer, Brown & Platt as to legality of the Notes.*


      5.2     Opinion of Mallesons Stephen Jaques as to legality of the Notes.


      8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).*

      8.2     Opinion of Clayton Utz as to certain tax matters.



      10.1 Interest Rate Swap with Deutsche Bank AG, Sydney Branch (ISDA Master Agreement, Schedule and form of Confirmation)*

      10.2 Interest Rate Swap with Morgan Guaranty Trust Company of New York, London Office (ISDA Master Agreement, Schedule and form of Confirmation)*

      10.3 Interest Rate Swap with UBS Australia Limited (ISDA Master Agreement, Schedule and form of Confirmation)*

      10.4 Interest Rate Swap with Commonwealth Bank of Australia (ISDA Master Agreement, Schedule and form of Confirmation)*

      10.5    Form of the Currency Swap.*

      10.6    Form of Redraw Facility Agreement.*


      10.7    Restated Management Deed.*

      23.1    Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*

      23.2    Consent of Clayton Utz (included in Exhibit 8.2 hereof).*

      23.3 Consent of Mallesons Stephen Jaques (included in Exhibit 99.2 hereof).*

      24.1    Power of Attorney.*


      25.1    Statement of Eligibility of Note Trustee.*

      99.1 Opinion of Clayton Utz as to Enforceability of U.S. Judgments against the Manager under Australian Law.*

      99.2 Opinion of Mallesons Stephen Jaques as to Enforceability of U.S. Judgments against the Issuer Trustee under Australian Law.*

              * Previously filed.